UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6 , 2016

American BriVision (Holding) Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-91436	26-0014658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Sawyers Peak Drive, Goshen, NY, 10924

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (845) 551-8728

METU BRANDS, INC.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On December 29, 2015, American BriVision Corporation entered into a Collaborative Agreement with BioLite Inc., pursuant to which BioLite granted us sole licensing rights for drug and therapeutic use of five products: BLI-1005 CNS-Major Depressive Disorder; BLI-1008 CNS-Attention Deficit Hyperactivity Disorder; BLI-1401-1 Anti-Tumor Combination Therapy-Solid Tumor with Anti-PD-1; BLI-1401-2 Anti-Tumor Combination Therapy-Triple Negative Breast Cancer; and BLI-1501 Hematology-Chronic Lymphocytic Leukemia, in USA and Canada.

Pursuant to the Collaborative Agreement, an upfront payment of $3,500,000 (the “Milestone Payment”), which is 3.5% of total payments due under the Collaborative Agreement, was to be paid by us upon signing of that agreement. On May 6 , 2016, we and Biolite agreed to amend the Collaborative Agreement, through entry into the Milestone Payment Agreement, a copy of which is attached to this Form 8-K as Exhibit 99.1, whereby we have agreed to pay the Milestone Payment to BioLite $2,600,000 in cash and $900,000 in newly issued shares of our common stock, at the price of $1.60 per share, for an aggregate number of 562,500 shares.

As disclosed in our periodic filings, our CEO and director, Eugene Jiang, is also a director of Biolite.

Item 9. Exhibits

Exhibit99.1	Collaborative Agreement and Milestone Payment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American BriVision (Holding) Corporation

Date: June 8, 2016	By:	/s/ Eugene Jiang
Eugene Jiang
Chief Executive Officer and Chairman